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                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   FORM 8-A/A
                               (Amendment No. 2)


                   GENERAL FORM FOR REGISTRATION OF SECURITIES

                       Pursuant to Section 12(b) or (g) of
                       The Securities Exchange Act of 1934

             ARDEN REALTY, INC. (formerly ARDEN REALTY GROUP, INC.) (Exact name of registrant as specified in its charter)


               Maryland                                95-4578553
------------------------------------     ---------------------------------------
  (State or other jurisdiction of        (I.R.S. Employer Identification Number)
   incorporation or organization)

       9100 Wilshire Boulevard
        East Tower, Suite 700
      Beverly Hills, California                         90212
------------------------------------     ---------------------------------------
  (Address of principal executive                     (Zip Code)
            offices)


Registrant's telephone number, including area code: (310) 271-8600

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered
         -------------------                ------------------------------

    Common Stock, $.01 Par Value               New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                None

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Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          This amendment (Amendment No. 2) to the registration statement on Form 8-A of Arden Realty, Inc., a Maryland corporation (the "Registrant"), which was filed on September 17, 1996, is being filed hereby for the sole purpose of incorporating by reference the prospectus to be filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"). In all other respects, this Amendment No. 2 is identical to the Registrant's Amendment No. 1 filing dated October 1, 1996 which was filed for the sole purpose of indicating the Registrant's name change from Arden Realty Group, Inc. to Arden Realty, Inc. Accordingly, this Amendment No. 2 continues to relate to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Registrant as renamed. The description of the Common Stock to be registered hereunder is set forth under the caption "Capital Stock" of the Registrant's prospectus dated September 16, 1996 (the "Prospectus"), included in its Registration Statement on Form S-11 (No. 333-8163) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended by Amendment No. 1 thereto dated September 16, 1996, Amendment No. 2 thereto dated September 25, 1996, Amendment No.3 thereto dated October 1, 1996, Amendment No. 4 thereto dated October 3, 1996 and the prospectus to be filed by the Company pursuant to Rule 424(b) of the Securities Act which are hereby incorporated herein by reference.

Item 2.  EXHIBITS

          The following exhibits have been filed with the New York Stock Exchange but are not filed with, or incorporated by reference in, this Registration Statement on Form 8-A filed with the Securities and Exchange
Commission:

          2.1. Specimen of Certificate representing Registrant's Common Stock.
          2.2. Articles of Amendment and Restatement of Registrant.
          2.3. Bylaws of Registrant.

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                                   SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 3, 1996                    ARDEN REALTY, INC.



                                             By:    /s/ Michele Byer
                                                -------------------------------
                                                      Michele Byer
                                                      Secretary


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